MEDIA/INVESTORS CONTACT:
Jonathan Fassberg
The Trout Group
(212) 477-9077 x16

              CYTOGEN REVISES THIRD QUARTER 2005 FINANCIAL RESULTS


PRINCETON, N.J., (November 14, 2005) -- Cytogen Corporation (Nasdaq: CYTO) today announced that it has revised its previously reported consolidated financial results for the third quarter and nine months ended September 30, 2005 to reflect the recognition of a warrant liability and a decrease in the value of the warrant liability related to warrants issued by the company in connection with its sale of common stock in July and August 2005. This has reduced the company's net loss for the third quarter and nine months ended September 30, 2005 by $703,000.

Cytogen is now reporting a net loss of $7.1 million, or $0.40 per basic and diluted share, in the third quarter of 2005, compared to a net loss of $7.8 million, or $0.44 per basic and diluted share, which the company had reported on November 2, 2005. For the nine months ended September 30, 2005, the company's total net loss was $21.5 million, or $1.31 per basic and diluted share, compared to $22.2 million, or $1.36 per basic and diluted share, which it had reported on November 2, 2005. This revision does not affect the 2004 third quarter and nine-month losses of $5.6 million, or $0.36 per basic and diluted share, and $14.3 million, or $0.99 per basic and diluted share, respectively.

The decrease in net loss and net loss per basic and diluted share from the consolidated financial results for the three and nine months ended September 30, 2005 announced on November 2, 2005 was due to the recognition of a warrant liability and a decrease in the value of the warrant liability related to warrants issued by the company in July 2005 and August 2005 in connection with the company's sale of common stock and warrants that provided net proceeds to Cytogen of approximately $13.9 million. The company has now recorded the warrants as a liability at their fair value using a Black-Scholes option-pricing model and will remeasure them at each reporting period until exercised or expired. Changes in the fair value of the warrants are reported in the statements of operations as non-operating income or expense. For the three and nine months ended September 30, 2005, the company reported a gain of $703,000 related to the decrease in the fair value of these warrants from issuance dates.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a biopharmaceutical company that acquires, develops and commercializes innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining additional capital; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                       ###

                       CYTOGEN CORPORATION & SUBSIDIARIES
                (All amounts in thousands except per share data)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                      SEPTEMBER  30,                   SEPTEMBER  30,
                                                               --------------------------       --------------------------
                                                                  2005            2004              2005            2004
                                                               ----------     -----------       ----------      ----------
Product Revenue:
      QUADRAMET                                                $   1,991      $    1,924        $   6,198       $   5,394
      PROSTASCINT                                                  1,525           1,308            5,348           5,347
      Others                                                           -               -                -               1
                                                               ----------     -----------       ----------      ----------
              Total Product Revenue                                3,516           3,232           11,546          10,742

License and Contract Revenue                                          35              29              155              72
                                                               ----------     -----------       ----------      ----------
              Total Revenues                                       3,551           3,261           11,701          10,814
                                                               ----------     -----------       ----------      ----------

Operating Expenses:
      Cost of Product Revenue                                      2,386           2,188            7,064           6,983
      Selling, General and Administrative                          6,740           5,343           20,456          14,148
      Research and Development                                     1,746             608            3,847           1,953
      Equity in Loss of Joint Venture                                677             805            2,879           2,156
                                                               ----------     -----------       ----------      ----------
              Total Operating Expenses                            11,549           8,944           34,246          25,240
                                                               ----------     -----------       ----------      ----------

Interest Income, Net                                                 174              87              387             164
Decrease in Value of Warrant Liability*                              703               -              703               -
                                                               ----------     -----------       ----------      ----------
Net Loss                                                       $  (7,121)     $   (5,596)       $ (21,455)      $ (14,262)
                                                               ==========     ===========       ==========      ==========

Basic and Diluted Net Loss Per Share                           $   (0.40)     $    (0.36)       $   (1.31)      $   (0.99)
                                                               ==========     ===========       ==========      ==========

Weighted Average Common Shares Outstanding                        17,857          15,435           16,326          14,386
                                                               ==========     ===========       ==========      ==========


 * Reflects a mark-to-market decrease of $703 on the value of warrant liability related to warrants issued in July and August 2005.


                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                             SEPTEMBER 30,      DECEMBER 31,
                                                                                 2005               2004
                                                                            ---------------   ---------------
Assets:
      Cash, Cash Equivalents and Short-Term Investments                     $     23,467      $     35,825
      Accounts Receivable, Net                                                     1,606             1,406
      Inventories                                                                  4,542             3,623
      Property and Equipment, Net                                                    847               787
      QUADRAMET License Fee, Net                                                   6,501             7,024
      Other Assets                                                                 1,893             1,748
                                                                            ------------      ------------
              Total Assets                                                  $     38,856      $     50,413
                                                                            ============      ============

Liabilities and Stockholders' Equity:
      Accounts Payable and Accrued Liabilities                              $      6,163      $      7,644
      Other Current Liabilities                                                       18             2,692
      Warrant Liability                                                            2,832                 -
      Other Long-Term Liabilities                                                     33                47
      Stockholders' Equity                                                        29,810            40,030
                                                                            ------------      ------------
              Total Liabilities and Stockholders' Equity                    $     38,856      $     50,413
                                                                            ============      ============